GMX RESOURCES INC.
------------------
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr.                                     Ken L. Kenworthy, Jr.
Executive V. P., CFO                                      President, CEO
405.600.0711 x16                                          405.600.0711 x11

GMX RESOURCES INC. ANNOUNCES 253% GROWTH IN FIRST QUARTER 2006 EARNINGS, EARNINGS PER SHARE UP 185%, 112% PRODUCTION GROWTH, REVENUES INCREASE 157%, OPERATIONS UPDATE AND UPCOMING CONFERENCE CALL AND WEBCAST

OKLAHOMA CITY, OKLAHOMA, TUESDAY, MAY 9, 2006 GMX RESOURCES INC., NASDAQ NMS:
`GMXR'; (WWW.GMXRESOURCES.COM); GMXR announces the Company's results for the quarter ended March 31, 2006. "Our first quarter results were a net income of $2,134,327 compared to $604,524 for the first quarter of 2005, an increase of 253%. The increase in net income was principally due to a 112% increase in production volumes, a 21% increase in oil and gas prices, and a 26% decrease of lease operations expense per MCFE. This increase in production resulted from continued successful drilling in our Cotton Valley Sand ("CVS") Resource Play on the Sabine Uplift," stated Ken L. Kenworthy, Executive Vice President of GMXR. "GMXR and its joint venture partner continue to have 100% success in drilling and completing wells in our North Carthage, East Texas properties," stated Mr. Kenworthy.

Revenues for the first quarter were $6,715,890 compared to $2,617,680 in the first quarter of 2005, an increase of 157%. Net income per share was 20 cents per basic share and 19 cents per diluted share in the first quarter 2006 compared to 7 cents per basic and diluted share in the first quarter 2005, a 185% increase per basic share. For the purposes of computing the income per basic share in 2006, the Company had 10,812,264 weighted average common shares outstanding and 11,013,520 weighted average common shares outstanding diluted. In 2005, the Company had 8,120,307 basic and 8,223,621 diluted weighted average common shares outstanding.

The increase in revenues in the first quarter 2006 versus 2005 was $4,098,210. Increases in expenses were (a) lease operations $254,841, an actual decrease of 26% per MCFE, which was 82 cents in 2006 compared to $1.11 in 2005, resulting from newer wells and cost reductions, (b) depreciation, depletion and amortization increased $795,441 due to increased volumes, and (c) all other expenses increased from $827,839 in 2005 to $1,700,487 in 2006 due to increased volumes and additional personnel costs.

     2006 PRODUCTION GUIDANCE:

                             Actual      Actual       Guidance    Guidance
                             1Q2005      1Q2006        2Q2006     Year2006
                             ------      ------        ------     --------
     Production BCFE          .404        .857           1.2       5.0-6.0


     OPERATIONAL AND JOINT DEVELOPMENT UPDATE:

1Q 2006 SUMMARY COTTON VALLEY RESOURCE DEVELOPMENT ALL AREAS
During the quarter 13 gross/6.6 net wells were drilled in our North Carthage development, compared to 3 gross/0.8 net wells 1Q05. Net production more than doubled 1Q05, as we averaged 9.5 mmcfe/d. Four Cotton Valley rigs were drilling in the resource play, two were operated by GMXR (one shared) and two were operated by Penn Virginia Oil & Gas, L.P. ("PVOG"), a subsidiary of Penn Virginia Corporation (NYSE: PVA), our joint venture partner. Six of the wells were completed in the Taylor Sand, five of the wells were drilled into the Lower Cotton Valley, where extensive research and tests were conducted.

Rig #7 (Diamond Blue Drilling Co.; wholly owned sub of GMXR) drilled its second well to 10,000 feet, in less than 17 days.

2006 UPDATE AND PLANNED ACTIVITY
Rig #7 drilled its 3rd well to 9,900 feet in less than 15 days, eventually reaching total depth of 10,500 on day 17. Rig #11 (Diamond Blue Drilling Co.; wholly owned sub of GMXR) construction is on time for arrival in the second quarter. The rig should be capable of drilling to 14,000 feet. In preparation for this rig, acceleration of operations and expansion we have added several personnel to both Oklahoma City, Oklahoma and Marshall, Texas offices. We are scheduling ten fracture treatments in our last three wells over the next thirty days. The plan is to complete one zone per week in each well. Two wells will have four zones fracture treated and two zones in the other well. Eight wells have been drilled into the Lower Cotton Valley to date and further deeper drilling is planned. Several wells have been completed in the UCVS with very good results and additional 2nd and 3rd stage completions in existing CVS producers are ongoing. We are currently producing 10.5 mmcfe/d net in the field. To date we have laid in excess of 74 miles of pipelines for gathering, sales, gas injection and water disposal. We continue to acquire leases in all Areas, in all directions and will continue to investigate deeper targets, as well as Travis Peak/Pettit and Glen Rose development this year.

     TELECONFERENCE CALL AND WEBCAST:

GMX RESOURCES INC. will discuss its first quarter 2006 earnings and operational update in a conference call followed by a question and answer session on Wednesday May 10, 2006 at 12:00 p.m. Central time. You can participate via telephone by dialing 1-800-362-0595 and referring to conference ID "GMX" five to ten minutes before the scheduled start of the conference call. You can also access the conference call via Internet webcast by logging on to the Company's website at www.gmxresources.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. You can find the Internet webcast link under the Investor Relations tab where you will be required to register your name and email address. You must have either Microsoft Media Player or Real Player to access the conference call. During the conference call periodically the company's most recent presentation, on its website will be utilized. An on-demand replay of the teleconference call will be available until May 16, 2006 by calling 800-283-4605 referring to conference ID "GMX" and the web-cast will be available on GMXR's website for 30 days.

GMX RESOURCES INC. is a rapidly growing independent E & P company. Key Gas Resource Play in Cotton Valley Sands, Travis Peak Sands & Pettit Limes; North Carthage Field, East Texas, Panola & Harrison County; "Tight Gas Sands" on the Sabine Uplift; 93% Natural Gas; Core Area: 99% of NAV; Stacked Multiple Reservoirs; Drilled 67 CVS Wells, 5 Travis Peak Wells since inception in 1998; 26,853 gross / 15,948 net acres; 619 gross / 374 net CVS 40 acre locations; 7 Yrs of Development with 6 Rigs. Headquartered in Oklahoma City, Oklahoma, GMXR has interests in 111 gross/65.83net producing wells and operates 67% of its reserves. YTD price range $50.50 - $28.65; Average Daily Volume 90 days - 340,000 shares; Common Stock Outstanding - 11,207,467 shares; Institutional Ownership approximately 60% at December 31, 2005; Management maintains 22% equity stake. The Company's strategy is to develop its resource play with multiple rigs, increase production, grow its natural gas reserves and continue to build shareholder value.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the company's financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the company's properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company's properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the company's ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the company. Reference is made to the company's reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.

                       GMX Resources Inc. and Subsidiaries
                           Consolidated Balance Sheet
             As of December 31, 2005 and March 31, 2006 (Unaudited)

                                                                 December 31,       March 31,
                                   ASSETS                            2005              2006
                                                                                   (Unaudited)
                                                                 ------------      ------------
CURRENT ASSETS:
  Cash and cash equivalents                                      $  2,392,497         1,532,557
  Accounts receivable--interest owners                                 74,971            52,859
  Accounts receivable--oil and gas revenues                         4,188,451         3,243,090
  Inventories                                                         247,364           602,494
  Prepaid expenses                                                     10,028           299,689
                                                                 ------------      ------------
                Total current assets                                6,913,311         5,730,689
                                                                 ------------      ------------
OIL AND GAS PROPERTIES, AT COST, BASED ON THE FULL
 COST METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES              68,920,264        85,723,918
  Less accumulated depreciation, depletion, and amortization       (9,992,867)      (11,303,120)
                                                                 ------------      ------------
                                                                   58,927,397        74,420,798
                                                                 ------------      ------------

OTHER PROPERTY AND EQUIPMENT                                       17,044,734        22,603,511
  Less accumulated depreciation                                    (1,793,781)       (2,243,062)
                                                                 ------------      ------------
                                                                   15,250,953        20,360,449
                                                                 ------------      ------------

OTHER ASSETS                                                           11,610            11,609
                                                                 ------------      ------------

                   TOTAL ASSETS                                  $ 81,103,271       100,523,545
                                                                 ============      ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                               $  7,809,387        10,753,652
  Accrued expenses                                                    419,130           287,020
  Accrued interest                                                     25,430              --
  Revenue distributions payable                                       317,232           317,647
  Short Term loan                                                   5,100,000              --
  Current portion of long-term debt                                   345,967           322,337
                                                                 ------------      ------------
                   Total current liabilities                       14,017,146        11,680,656

LONG-TERM DEBT, LESS CURRENT PORTION                                1,410,035         5,678,017

OTHER LIABILITIES
  Revenue Suspended                                              $  1,026,661         1,485,852
  Asset Retirement Obligation                                       2,212,233         2,229,880
  Deferred Income Taxes                                             1,212,100         1,857,577
                                                                 ------------      ------------
                                                                    4,450,994         5,573,309
SHAREHOLDERS' EQUITY
  Preferred stock, par value $.01 per share,
   500,000 shares authorized Common stock, par
   value $.001 per share--authorized 50,000,000
   shares; issued and outstanding 9,975,310
   shares in 2005 and 11,192,450 shares in 2006                         9,975            11,192
  Additional paid-in capital                                       50,965,235        65,196,158
  Retained earnings                                                10,249,886        12,384,213
                                                                 ------------      ------------
                  Total shareholders' equity                       61,225,096        77,591,563
                                                                 ------------      ------------
                 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 81,103,271       100,523,545
                                                                 ============      ============

                       GMX Resources Inc. and Subsidiaries
                      Consolidated Statements of Operations
                                  (Unaudited)

                                               Three Months Ended March 31,
                                                   2005            2006
                                               -----------     -----------
REVENUE:
 Oil and gas sales                             $ 2,614,895     $ 6,689,411
 Interest income                                     2,749          26,157
 Other income                                           36             322
                                               -----------     -----------
 Total revenue                                   2,617,680       6,715,890
                                               -----------     -----------


EXPENSES:
 Lease operations                                  448,516         703,357
 Production and severance taxes                    131,537         453,897
 Depreciation, depletion, and amortization         736,801       1,532,242
 Interest                                           59,744          42,373
 General and administrative                        636,558       1,204,217
                                               -----------     -----------
 Total expenses                                  2,013,156       3,936,086
                                               -----------     -----------

 Income before income taxes                        604,524       2,779,804

INCOME TAX PROVISION:
 Current                                              --              --
 Deferred                                             --           645,477
                                               -----------     -----------
 Total Income Tax Provision                           --           645,477

Net Income(Loss)                               $   604,524     $ 2,134,327
                                               ===========     ===========


EARNINGS PER SHARE - BASIC                     $      0.07     $      0.20
                                               ===========     ===========
EARNINGS PER SHARE - DILUTED                   $      0.07     $      0.19
                                               ===========     ===========
WEIGHTED AVERAGE COMMON SHARE-BASIC              8,120,307      10,812,264
                                               ===========     ===========
WEIGHTED AVERAGE COMMON SHARE-DILUTED            8,223,621      11,013,520
                                               ===========     ===========

                       GMX Resources Inc and Subsidiaries
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                    Three Months Ended March 31, 2005 & 2006

                                                                                    2005              2006
                                                                                ------------      ------------
CASH FLOWS DUE TO OPERATING ACTIVITIES
  Net Income                                                                    $     04,524      $  2,134,327
  Adjustments to reconcile net income
  to net cash provided by (used in) operating activities
     Depreciation, depletion, and amortization                                       736,801         1,532,242
     Deferred income taxes
                                                                                        --             645,477
     Other Non Cash Changes to Net Earnings
                                                                                        --             155,067
     Amortization of loan fees
                                                                                      17,348              --
     Decrease (increase) in:
                        Accounts receivable                                          120,385           967,473
                        Inventory and prepaid expenses                                (3,174)         (644,791)
     Increase (decrease) in:
                        Accounts payable                                              87,649         2,944,265
                        Accrued expenses and liabilities                             101,656          (157,539)
                        Revenue distributions payable                                 24,609           459,606
                                                                                ------------      ------------

                        Net cash provided by (used in) operating activities        1,689,798         8,036,127
                                                                                ------------      ------------

CASH FLOWS DUE TO INVESTING ACTIVITIES
  Additions to oil and gas properties                                             (3,414,076)      (16,549,715)
  Purchase of property and equipment                                                (193,674)       (5,558,777)
                                                                                ------------      ------------
                        Net cash provided by (used in) financing activities       (3,607,750)      (22,108,492)
                                                                                ------------      ------------

CASH FLOWS DUE TO FINANCING ACTIVITIES
  Advance on borrowings                                                            2,046,693         9,298,955
  Payments on debt                                                                  (256,203)      (10,154,603)
  Proceeds from sale of stock                                                         77,026        14,077,073
                                                                                ------------      ------------
                        Net cash provided by (used in) financing activities        1,867,516        13,221,425
                                                                                ------------      ------------

NET INCREASE (DECREASE) IN CASH                                                      (50,436)         (859,940)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                     862,546         2,392,497
                                                                                ------------      ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $    812,110      $  1,532,557
                                                                                ============      ============

CASH PAID FOR INTEREST                                                          $     42,395      $     67,803
                                                                                ============      ============